Exhibit C-1




                                        June 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          Re: Alliant Energy Corporation ("Alliant Energy"), et al. - Post- Effective Amendment on Form U-1 - File No. 70-9323
                    --------------------------------------------------------

Dear Ladies and Gentlemen:

          I have read the Post-Effective Amendment to the Statement on Form U-1, as amended, in the above-referenced proceeding (the "Post-Effective Amendment") and am furnishing this opinion with respect to the proposed transaction described therein, which relates to the purchase by Heartland Properties, Inc. ("HPI"), an indirect wholly-owned subsidiary of Alliant Energy, of the limited partnership interest in Heartland Properties Equity Investment Fund I ("Fund"), which holds limited partnership interests in several low-income housing projects in Wisconsin. I am also familiar with the order of the Commission, dated August 13, 1999 (Holding Company Act Release No. 27060), in this proceeding (the "Current Order").

          I am of the opinion that, upon the issuance of your supplemental order or orders in this proceeding granting or permitting the Post-Effective Amendment to become effective with respect to the proposed transaction, and in the event that the proposed transaction is consummated in accordance with said Post-Effective Amendment, the Current Order and your supplemental order or orders in respect thereto:

          (a) all state laws applicable to the proposed transaction will have been complied with;

          (b)       the Fund is (i) validly organized and duly existing, and
                    (ii) the limited partnership interest in the Fund is validly issued, and HPI will be entitled to all of the rights and privileges of a limited partner in the Fund;

          (c) HPI will legally acquire the limited partnership interest in the Fund; and


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          (d)       the consummation of the proposed transaction will not
                    violate the legal rights of the holders of any securities issued by Alliant Energy, Alliant Energy Resources, Inc., HPI or any associate company thereof.

          I am an attorney licensed to practice in the State of Wisconsin and have acted as counsel to the applicants in connection with the proposed transaction. I express no opinion with respect to the laws of any other State or jurisdiction.

          I hereby give my written consent to the use of this opinion in connection with the Post-Effective Amendment.

                                        Very truly yours,


                                        /s/ Barbara J. Swan